UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2004 (November 29, 2004)

THE NASDAQ STOCK MARKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York		10006
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (212) 401-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written  communications  pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement  communications  pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement  communications  pursuant to Rule 13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01. Entry into a Material Definitive Agreement.

On November 29, 2004, The Nasdaq Stock Market, Inc. (“Nasdaq”) entered into an exchange agreement (the “Exchange Agreement”) with the National Association of Securities Dealers, Inc. (the “NASD”) pursuant to which the NASD exchanged 1,338,402 shares of Nasdaq’s Series A Cumulative Preferred Stock (“Series A”), representing all of the outstanding shares of Series A, for a like number of newly issued shares of Series C Cumulative Preferred Stock (“Series C”).  The Series C will pay quarterly dividends at an annual rate of 3.0% during the period ending July 1, 2006 and at an annual rate of 10.6% for periods thereafter.  The holder of the Series C also may be entitled to an additional dividend amount in certain circumstances depending on the amount of time the Series C is outstanding and the market price of Nasdaq’s common stock at the time Nasdaq redeems the Series C.  This additional dividend amount may be paid in cash or in shares of Nasdaq’s common stock at Nasdaq’s election.  The remaining terms of the Series C, including terms relating to redemption by Nasdaq and voting rights of the Series C, are substantially similar to the terms of the Series A.   The exchange of the Series C for the Series A was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.  On November 29, 2004, Nasdaq filed a certificate of designations for the Series C with the Secretary of State of the State of Delaware.

Nasdaq is a subsidiary of the NASD.  Copies of the Exchange Agreement and the certificate of designations for the Series C are filed as exhibits to this Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference as if fully set forth herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 above is incorporated by reference as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

1.01  Exchange Agreement between The Nasdaq Stock Market, Inc. and National Association of Securities Dealers, Inc., dated as of November 29, 2004.

5.03  Certificate of Designations, Preferences and Rights of Series C Cumulative Preferred Stock of The Nasdaq Stock Market, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2004	THE NASDAQ STOCK MARKET, INC.

By:	/s/ Edward S. Knight
Edward S. Knight
Executive Vice President and General Counsel